EXHIBIT 3.55
Delaware

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATION OF FORMATION OF “NATIONAL PARK FAMILY CARE, LLC” FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER A.D., AT 12:51 O’CLOCK P.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

4899707 8100	AUTHENTICATION: 8362964

101097185	Date: 11-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION
OF
NATIONAL PARK FAMILY CARE, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is NATIONAL PARK FAMILY CARE, LLC (the “Company”).
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3, The Company shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State,
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 17th day of November, 2010.

/s/ Howard T. Wall III Howard T. Wall III, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 01:14 PM 11/17/2010
FILED 12:51 PM 11/17/2010
SRV __01097185 — 4899707 FILE